Exhibit 23.1

Consent of Independent Registered

Public Accounting Firm

The Board of Directors

Shenandoah Telecommunications Company:

We consent to the incorporation by reference in the registration statements No. 333-21733 on Form S-8, Form S3-D, and No. 333-127342 on Form S-8 of Shenandoah Telecommunications Company of our reports dated March 15, 2006, with respect to the consolidated balance sheets of Shenandoah Telecommunications Company and subsidiaries as of December 31, 2005, 2004, and 2003, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for the years then ended, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports are included in the 2005 Annual Report on Form 10-K of Shenandoah Telecommunications Company.

Our report with respect to the consolidated balance sheets of Shenandoah Telecommunications Company and subsidiaries as of December 31, 2005, 2004, and 2003, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for the years then ended, refers to a restatement of the 2004 and 2003 consolidated financial statements, and a change in the method of accounting for asset retirement obligations in 2003.

Our report dated March 15, 2006, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, expresses our opinion that Shenandoah Telecommunications Company did not maintain effective internal control over financial reporting as of December 31, 2005 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that management identified material weaknesses in the Company’s internal control over the selection and monitoring of appropriate assumptions and factors affecting the Company’s lease accounting practices and in internal control over the accounting for income taxes.

/s/ KPMG LLP

Richmond, Virginia

March 15, 2006